EXHIBIT 11.3
                                                                   ------------

                     EXFO ELECTRO-OPTICAL ENGINEERING INC.
                              (THE "CORPORATION")


             CODE OF ETHICS FOR OUR PRINCIPAL EXECUTIVE OFFICER AND
                           SENIOR FINANCIAL OFFICERS


I.    INTRODUCTION

This Code of Ethics for our Principal Executive Officer and Senior Financial Officers is applicable to the Corporation's principal executive officer and senior financial officer and comptroller or principal accounting officer, or any person performing similar functions ("Officers"). References in this Code of Ethics to the Corporation means the Corporation or any of its subsidiaries.

While we expect honest and ethical conduct in all aspects of Corporation business from all employees, we expect the highest possible standards from our Officers. You are setting an example for other employees and we expect you to foster a culture of transparency, integrity and honesty. Compliance with this Code is a condition to your employment and any violations will be dealt with severely.

In accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC"), any change or waiver of this Code will be disclosed in the Corporation's annual filings with the SEC.


II.   CONFLICTS OF INTEREST

A conflict of interest occurs when your private interests interfere, or appear to interfere, in any way, with the best interests of the Corporation as a whole. A conflict situation can arise when you take action or have interests that may make it difficult for you to prioritize the best interests of the Corporation. Conflicts of interest also arise when you, or a member of your family, receive improper personal benefits as a result of your position in the Corporation. Loans to, or guarantees of obligations of, any employees, officers, directors or any of their family members are likely to pose conflicts of interest, as are transactions of any kind between the Corporation and any other organization in which you or any member of your family have an interest.

Engaging in any conduct that constitutes a conflict of interest is prohibited.

AS AN OFFICER OF THE CORPORATION, IT IS IMPERATIVE THAT YOU AVOID ANY INVESTMENT (UNLESS AS A HOLDER OF LESS THAN 1% OF THE VOTING SECURITIES ISSUED BY A CORPORATION WHOSE SECURITIES ARE PUBLICLY TRADED), INTEREST OR ASSOCIATION WHICH INTERFERES, MIGHT INTERFERE, OR MIGHT BE THOUGHT TO INTERFERE, WITH YOUR INDEPENDENT EXERCISE OF JUDGMENT IN THE CORPORATION'S BEST INTEREST. ANY
POTENTIAL CONFLICTS OF INTERESTS MUST BE REPORTED IMMEDIATELY TO THE CORPORATION'S LEGAL DEPARTMENT.


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

III.  ACCURATE PERIODIC REPORTS

As you are aware, full, fair, accurate, timely and understandable disclosure in our periodic reports is required by SEC rules and essential to the success of our business. Please exercise the highest standard of care in preparing such reports in accordance with the guidelines set forth below.

o All Corporation accounting records, as well as reports produced from those records, must be kept and presented in accordance with the laws of each applicable jurisdiction.

o All records must fairly and accurately reflect the transactions or occurrences to which they relate.

o All records must fairly and accurately reflect in reasonable detail the Corporation's assets, liabilities, revenues and expenses.

o The Corporation's accounting records must not contain any intentionally misleading entries.

o No transactions will be intentionally misclassified as to accounts, departments or accounting periods.

o     All  transactions   must  be  supported  by  accurate   documentation  in
      reasonable detail and recorded in the proper account and in the proper accounting period.

o     No information will be concealed from the independent auditors.

o     Compliance  with  Generally  Accepted   Accounting   Principles  and  the
      Corporation's system of internal accounting controls is required at all times.


IV.   COMPLIANCE WITH LAWS

You are expected to comply with both the letter and spirit of all applicable governmental rules and regulations.


V.    COMPLIANCE WITH THIS CODE

If you fail to comply with this Code of Ethics or applicable laws, rules or regulations (including without limitation all rules and regulations of the Securities and Exchange Commission) you will be subject to disciplinary measures, up to and including discharge from the Corporation. Violations of this Code may also constitute violations of law and may result in civil or criminal penalties for you, your supervisors and/or the Corporation. The Board of Directors will determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of a violation of this Code of


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

Ethics. In determining what action is appropriate in a particular case, the Board or its designee will consider the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation was intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

You are expected to report all violations of this Code of Ethics promptly to the Lead Director of the Board or the Corporation's Legal Counsel. If you have any questions regarding your obligations under this Code, you should promptly contact the Corporation's Legal Counsel. You may choose to remain anonymous in reporting any possible violation of this Code of Ethics. Please refer to the Statement on reporting ethical violations for further guidelines how to report such possible violation of this Code of Ethics.






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

                     EXFO ELECTRO-OPTICAL ENGINEERING INC.
                              (THE "CORPORATION")


         COMPLIANCE AFFIRMATION FOR OUR PRINCIPAL EXECUTIVE OFFICER AND
                           SENIOR FINANCIAL OFFICERS


I.    AFFIRMATION OF COMPLIANCE

The undersigned certifies that he or she has received and read the above Code of Ethics for our Principal Executive Officer and Senior Financial Officers and agrees to abide by the policies summarized therein.


II.   AFFIRMATION OF LEGAL AND ETHICAL BUSINESS CONDUCT

By signing this form, the undersigned confirms that, to the best of his or her knowledge and belief, each dealing or transaction to which he or she has been party, directly or indirectly, on behalf of this Corporation:

      1.    was characterized by honesty and integrity;

      2.    complies with applicable laws and regulations;

      3. did not involve any unethical dealings such as, unbooked fees, special favors, benefits or contributions to any private party, government or government agency;

      4.    did not involve any unlawful arrangements with competitors and

      5.    was recorded and properly described on the Corporation's books.

If there are any exceptions, please describe them on the reverse side.


III.  CONFLICT OF INTEREST QUESTIONNAIRE

Please answer "Yes" or "No" to the following questions. If the answer to any question is "Yes", full details must be given on the reverse side.

A. Have you or, to your knowledge, has any member of your immediate family, at any time during the period since the beginning of the most recent completed financial year:

      1. engaged, directly or indirectly, in any transaction for the purchase or sale of materials or other property, or services by or to EXFO Electro-Optical Engineering Inc. or any subsidiary or division thereof (hereinafter collectively called the Corporation), otherwise than in the normal capacity of officer or employee of the Corporation;

                            Yes _____                No _____


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

      2. been an officer, director, partner or employee of any corporation, partnership or other organization which, to your knowledge, has engaged in any transaction described in (a) above with the Corporation;

                            Yes _____                No _____

      3. been interested monetarily, directly or indirectly, in any organization doing business with the Corporation (unless as a holder of less than 1% of the voting securities issued by a corporation whose securities are publicly traded) and

                            Yes _____                No _____

      4. been a recipient, directly or indirectly, of any payments or material gifts of any kind from or on behalf of any organization doing business with the Corporation (unless by way of dividend or interest payments made by a corporation whose securities are publicly traded)?

                            Yes _____                No _____

B. Is any transaction contemplated, involving you or any member of your immediate family, which, if consummated, would be described in answer to any of the preceding items?

                            Yes _____                No _____

C. Are you aware of any interest or activity on your part, or on the part of any member of your immediate family, which is in conflict with the interests of the Corporation?

                            Yes _____                No _____



                                              ---------------------------------
                                              (Please sign)


                                              ---------------------------------
                                              Name


                                              ---------------------------------
                                              Title


                                              ---------------------------------
                                              Dated




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